STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

ROBERT NICKOLAS JONES

NV

Job:C20190411-0426
April 12, 2019

Special Handling Instructions:
24HR A&A EMAILED BACK R TUIN 4-12-2019
JOBC20190411-0426
NICKJONES#SECUREHOMEIMPROVEMENT.COM

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00011296527-43		11	$2.00	$22.00
24-HR Copy Expedite	00011296527-43		1	$125.00	$125.00
Total					$147.00

Payments

Type	Description	Amount
Credit	5550826011756962004017	$147.00
Total		$147.00

Credit Balance: $0.00

Job Contents:

NV Corp Copy Request Cover Letter 1

ROBERT NICKOLAS JONES

NV

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Copy Request

April 12, 2019

Job Number: C20190411-0426
Reference Number: 00011296527-43
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20070305411-93	Articles of Incorporation	5 Pages/1 Copies
20140125669-26	Amendment	1 Pages/1 Copies
20150453533-61	Amendment	5 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070305411-93
	Filing Date and Time 05/01/2007 11:30 AM
	Entity Number E0304132007-3

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	STERLING OIL & GAS COMPANY
2. ***Resident Agent Name and Street Address:*** (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 | Reno | Nevada | 89511 (MANDATORY) Physical Street Address | City | | Zip Code None (OPTIONAL) Mailing Address | City | State | Zip Code
3. ***Shares:*** (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 | Par value per share: $ 0.00001 | Number of shares without par value: None
4. ***Names & Addresses of the Board of Directors/Trustees:*** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Timothy Barritt Name 201 W. Lakeway, Suite 1000 | Gillette | WY | 82718 Street Address | City | State | Zip Code 2. Ray Murphy Name 201 W. Lakeway, Suite 1000 | Gillette | WY | 82718 Street Address | City | State | Zip Code 3. Richard Stockdale Name 201 W. Lakeway, Suite 1000 | Gillette | WY | 82718 Street Address | City | State | Zip Code
5. ***Purpose:*** (optional - see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity.
6. ***Name, Address and Signature of Incorporator:*** (attach additional page if more than 1 incorporator)	Conrad C. Lysiak | X [signature] Name | Signature 601 West First Avenue, Suite 903 | Spokane | WA | 99201 Address | City | State | Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. X Authorized Signature of R. A. or On Behalf of R. A. Company | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

ABOVE SPACE IS FOR OFFICE USE ONLY

General instructions for this form:

1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight.
3. Ensure that document is signed in signature field.

In the matter of Sterling Oil & Gas Company
(Name of business entity)

I, The Corporation Trust Company of Nevada
(Name of resident agent)

hereby state that on 05/01/07 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

6100 Neil Road — (MANDATORY) Physical Street Address
500 — Suite number

Reno — City
NEVADA
89511 — Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) Additional Mailing Address
Suite number

City
State
Zip Code

Signature:

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

4/17/07
Date

Lori D. Stuhlman, Asst. Sec.

STERLING OIL & GAS COMPANY
ADDITIONAL ARTICLES

Section 1. Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000) of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

Section 2. Acquisition of Controlling Interest.

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 3. Combinations with Interest Stockholders.

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 4. Liability.

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 4 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 5. Indemnification

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 5, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 5 are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise.

(d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.

(e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20140125669-26
	Filing Date and Time
Ross Miller	02/21/2014 8:00 AM
Secretary of State	Entity Number
State of Nevada	E0304132007-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

STERLING OIL & GAS COMPANY

2. The articles have been amended as follows: (provide article numbers, if available)

Name of Corporation will be changed to: LANDSTAR DEVELOPMENT GROUP, INC.

To increase the authorized number of shares from Two Hundred Million (200,000,000) to Seven Hundred Fifty Million (750,000,000) at .00001 par value and to add a Preferred Stock A series of 5 Million (5,000,000) and a Preferred Stock B series of Twenty Million (20,000,000) at .00001 par value.

A reverse stock split of the common stock of the Company at a ratio of 30:1 (the "Reverse Split")

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52%

4. Effective date and time of filing: (optional) Date: 2/18/14 Time: 12:00

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	**20150453533-61**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**10/14/2015 8:50 AM**
State of Nevada	Entity Number
	E0304132007-3

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Landstar Development Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Name of the corporation will be changed to Solar Integrated Roofing Corp.

A reverse stock split of common stock of the corporation at a ratio of 30:1

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: over 51%

4. Effective date and time of filing: (optional) Date: 3/5/15 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT OF THE MEMBERS OF THE BOARD OF DIRECTORS OF LANDSTAR DEVELOPMENT GROUP, INC.

The undersigned, constituting all of members of the Board of Directors (the "Board") of **LANDSTAR DEVELOPMENT GROUP, INC.**, a Nevada corporation (the "Corporation"), by written consent pursuant to the authority contained in the corporate laws of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the 10th day of September 2015.

WHEREAS, the Board believes that it is in the best interests of the Corporation that it amends its Articles of Incorporation to change its name to Solar Integrated Roofing Corp.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized to amend its Articles of Incorporation to create change its name.

WHERAS, the Board believes that it is in the best interest of the Corporation to perform a reverse stock split, ratio 30:1.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized to perform a reverse stock split.

RESOLVED FURTHER, that the Corporation shall attach the amendment to change its name to its Articles of Incorporation, in the form attached hereto as Exhibit "A" (the "Name Change Amendment") and maintains a copy thereof with the Corporation's records.

RESOLVED FURTHER, that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

The undersigned, constituting the entire Board of Directors, hereby consent to and adopt the foregoing.

Richard Melland

UNANIMOUS WRITTEN CONSENT OF THE MEMBERS OF THE BOARD OF DIRECTORS OF LANDSTAR DEVELOPMENT GROUP, INC.

The undersigned, constituting all of members of the Board of Directors (the "Board") of **LANDSTAR DEVELOPMENT GROUP, INC.**, a Nevada corporation (the "Corporation"), by written consent pursuant to the authority contained in the corporate laws of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the 10th day of September 2015.

WHEREAS, the Board believes that it is in the best interests of the Corporation to terminate Walter Luce as the Corporation's President and Treasurer.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized the termination of Walter Luce.

WHERAS, the Board believes that it is in the best interest of the Corporation to appoint the Corporation's Secretary and Director, Richard Melland, to the positions of President.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized to appoint Richard Melland as President and, in addition to his current positions of Secretary and Director.

WHERAS, the Board believes that it is in the best interest of the Corporation to appoint the Corporation's James DiPrima, to the positions of CFO and Treasurer.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized to appoint James DiPrima as CFO and Treasurer.

RESOLVED FURTHER, that the Corporation shall attach the Nevada Secretary of State's Annual List to update the Officers and Directors, in the form attached hereto as Exhibit "A" (the "Annual List") and maintains a copy thereof with the Corporation's records.

RESOLVED FURTHER, that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

The undersigned, constituting the entire Board of Directors, hereby consent to and adopt the foregoing.

Richard Melland

UNANIMOUS WRITTEN CONSENT OF THE MEMBERS OF THE BOARD OF DIRECTORS OF LANDSTAR DEVELOPMENT GROUP, INC.

The undersigned, constituting all of members of the Board of Directors (the "Board") of **LANDSTAR DEVELOPMENT GROUP, INC.**, a Nevada corporation (the "Corporation"), by written consent pursuant to the authority contained in the corporate laws of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the 10th day of September 2015.

WHEREAS, the Board believes that it is in the best interests of the Corporation that it accept the resignation of Walter Luce as the Corporation's President and Treasurer.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized to accept the resignation of Walter Luce.

WHERAS, the Board believes that it is in the best interest of the Corporation to appoint the Corporation's Secretary and Director, Richard Melland, to the positions of President and Treasurer.

NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized to appoint Richard Melland as President and Treasurer, in addition to his current positions of Secretary and Director.

RESOLVED FURTHER, that the Corporation shall attach the Nevada Secretary of State's Annual List to update the Officers and Directors, in the form attached hereto as Exhibit "A" (the "Annual List") and maintains a copy thereof with the Corporation's records.

RESOLVED FURTHER, that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

The undersigned, constituting the entire Board of Directors, hereby consent to and adopt the foregoing.

Richard Melland

Landstar Development Group, Inc.
Acceptance

The undersigned, Richard Melland, hereby accepts the position of President and Treasurer of Landstar Development Group, Inc., effective immediately.

Richard Melland

September 10, 2015